Compass Pathways Announces Fourth Quarter and Full-Year 2024
Financial Results and Business Highlights

Highlights:
•Phase 3 COMP005 trial in participants with treatment resistant depression (TRD) 6-week top-line data on track for second quarter 2025
•Phase 3 COMP006 in TRD is on track for 26-week data in second half of 2026
•Cash position of $165.1 million at December 31, 2024; additional $150 million gross cash proceeds raised in January 2025
•Conference call on February 27 at 8:00 am ET (1:00 pm UK)

LONDON & NEW YORK - February 27, 2025
Compass Pathways plc (Nasdaq: CMPS), a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health, today reported its financial results for the fourth quarter and full year 2024 and provided an update on recent progress across its business.
“We are excited that the first data readout from our pivotal phase 3 COMP360 program in treatment resistant depression continues on track with top-line 6-week data expected next quarter,” said Kabir Nath, Chief Executive Officer. “Building on last year’s promising phase 2a data in PTSD and the resources now available from the January financing, we are advancing plans to develop a late-stage clinical program for PTSD with the goal of getting COMP360 to patients as quickly as possible. The need for a new approach to treatment remains significant in TRD and PTSD and we believe COMP360 represents a novel treatment option in these mental health conditions.”

Business Highlights
The pivotal phase 3 clinical program of COMP360 psilocybin treatment in TRD is the largest randomized, controlled, double-blind psilocybin treatment clinical program ever conducted. Top-line 6-week (primary endpoint) COMP005 data is on track for the second quarter 2025 and 26-week COMP005 data is expected once all participants in the COMP006 trial have completed part A of the COMP006 trial. The COMP006 26-week data is expected in the second half of 2026. In addition, design of late-stage clinical program in patients with post-traumatic stress disorder (PTSD) is underway.

Leadership Update
•Steve Levine, M.D., appointed to role of Chief Patient Officer

Financial Highlights
•Net loss for the year ended December 31, 2024, was $155.1 million, or $2.30 loss per share (including non-cash share-based compensation expense of $19.5 million), compared with $118.5 million, or $2.32 loss per share, during the same period in 2023 (including non-cash-share-based compensation expense of $17.3 million).

•Net loss for the three months ended December 31, 2024, was $43.3 million, or $0.63 loss per share (including non-cash share-based compensation expense of $4.5 million), compared with $32.5 million, or $0.53 loss per share, during the same period in 2023 (including non-cash-share-based compensation expense of $4.2 million).
•Research and development expenses were $119.0 million for the year ended December 31, 2024, compared with $87.5 million during the same period in 2023. The increase was primarily attributable to development expenses associated with advancing our late-stage COMP360 phase 3 clinical trials and increased personnel expenses due to increased R&D headcount, as well as one-time costs associated with the strategic reorganization announced in the fourth quarter.

•Research and development expenses were $32.1 million for the three months ended December 31, 2024, compared with $27.1 million during the same period in 2023. The increase was primarily attributable to development expenses associated with advancing our late-stage COMP360 phase 3 clinical trials. and increased personnel expenses due to increased R&D headcount, as well as one-time costs associated with the strategic reorganization.

•General and administrative expenses were $59.2 million for the year ended December 31, 2024, compared with $49.4 million during the same period in 2023. The increase was primarily attributable to increased personnel expenses due to increased headcount supporting our corporate functions, as well as one-time costs associated with the strategic reorganization and increased legal and professional fees due to consulting, legal advice and patent applications.

•General and administrative expenses were $16.3 million for the three months ended December 31, 2024, compared with $11.3 million during the same period in 2023. The increase was primarily attributable to increased personnel expenses due to increased headcount supporting our corporate functions, as well as one-time costs associated with the strategic reorganization and increased legal and professional fees due to consulting, legal advice and patent applications.

•Cash and cash equivalents were $165.1 million as of December 31, 2024, compared with $220.2 million as of December 31, 2023.

•Debt was $30.2 million as of December 31, 2024, compared with $28.8 million as of December 31, 2023.

•Additional $140.4 million net cash raised to date in the first quarter of 2025.

Financial Guidance
Full year 2025 net cash used in operating activities is expected to be in the range of $120 million to $145 million. The cash position at February 27, 2025 is expected to be sufficient to fund operating expenses and capital expenditure requirements at least through the planned 26-week data read-out from the COMP006 study, which is expected in the second half of 2026.

Conference call
The management team will host a conference call at 8:00 am ET (1:00 pm UK) on February 27, 2025. A live webcast of the call will be available on the Compass Pathways website at Fourth Quarter 2024 Financial Results. The webcast will also be on the Investors section of the Compass Pathways website for 30 days.
Please register in advance here to access the call and obtain a local or toll-free phone number and personal pin.

About Compass Pathways
Compass Pathways plc (Nasdaq: CMPS) is a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health. We are motivated by the need to find better ways to help and empower people with serious mental health conditions who are not helped by existing treatments. We are pioneering a new paradigm for treating mental health conditions focused on rapid and durable responses through the development of our investigational COMP360 psilocybin treatment, potentially a first in class treatment. COMP360 has Breakthrough Therapy designation from the US Food and Drug Administration (FDA) and has received Innovative Licensing and Access Pathway (ILAP) designation in the UK for treatment-resistant depression (TRD).
Compass is headquartered in London, UK, with offices in New York and San Francisco in the US. Our vision is a world of mental wellbeing.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, forward-looking statements can be identified by terminology such as “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “objective”, “anticipate”, “believe”, “contemplate”, “estimate”, “predict”, “potential”, “continue” and “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things, statements regarding our expectations regarding the our financial guidance; our business strategy and goals, our expectations and projections about the company’s future cash needs and financial results; our plans and expectations regarding our phase 3 trials in TRD, including our expectations regarding the time periods during which the results of the two Phase 3 trials will become available; the potential for the pivotal phase 3 program in TRD, any future trials in PTSD, or other trials to support regulatory filings and approvals; our expectations regarding the safety or efficacy of our investigational COMP360 psilocybin treatment, including as a treatment for treatment of TRD, PTSD, and anorexia nervosa; our ability to obtain regulatory approval and adequate coverage and reimbursement; and our ability to transition from a clinical-stage to a commercial-stage organization and effectively launch a commercial product, if regulatory approval is obtained. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Compass’s control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.

These risks, uncertainties, and other factors include, among others: uncertainties associated with risks related to clinical development which is a lengthy and expensive process with uncertain outcomes, and therefore our clinical trials may be delayed or terminated and may be more costly than expected; the results of early-stage clinical trials of our investigational COMP360 psilocybin treatment may not be predictive of the results of later stage clinical trials; our need for substantial additional funding to achieve our business goals and if we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our clinical trials; our efforts to obtain marketing approval from the applicable regulatory authorities in any jurisdiction for our investigational COMP360 psilocybin treatment may be unsuccessful; our efforts to commercialize and obtain coverage and reimbursement for our investigational COMP360 psilocybin treatment, if approved, may be unsuccessful; the risk that our strategic collaborations will not continue or will not be successful; and our ability to retain key personnel; and those risks and uncertainties described under the heading “Risk Factors” in Compass’s most recent annual report on Form 10-K or quarterly report on Form 10-Q, the prospectus supplement related to the proposed public offering we plan to file and in other reports we have filed with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, Compass disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Compass’s current expectations and speak only as of the date hereof.

Enquiries

Media: Media, media@compasspathways.com
Investors: Stephen Schultz, stephen.schultz@compasspathways.com, +1 401 290 7324

COMPASS PATHWAYS PLC
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$165,081	$220,198
Restricted cash	389	440
Prepaid expenses and other current assets	35,821	40,658
Total current assets	201,291	261,296
NON-CURRENT ASSETS:
Operating lease right-of-use assets	2,006	4,306
Deferred tax assets	3,774	3,336
Long-term prepaid expenses and other assets	6,595	7,049
Total assets	$213,666	$275,987
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,283	$5,892
Accrued expenses and other liabilities	14,495	11,301
Debt, current portion	5,513	—
Operating lease liabilities - current	1,725	2,411
Total current liabilities	34,016	19,604
NON-CURRENT LIABILITIES
Debt, non-current portion	24,652	28,757
Operating lease liabilities - non-current	303	1,882
Total liabilities	58,971	50,243
SHAREHOLDERS' EQUITY:
Ordinary shares, £0.008 par value; 68,552,215 and 61,943,471 shares authorized, issued and outstanding at December 31, 2024 and 2023, respectively	702	635
Additional paid-in capital	704,919	621,645
Accumulated other comprehensive loss	(16,194)	(16,926)
Accumulated deficit	(534,732)	(379,610)
Total shareholders' equity	154,695	225,744
Total liabilities and shareholders' equity	$213,666	$275,987

COMPASS PATHWAYS PLC
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
OPERATING EXPENSES:
Research and development	$32,141	$27,139	$119,039	$87,518
General and administrative	16,273	11,266	59,166	49,401
Total operating expenses	48,414	38,405	178,205	136,919
LOSS FROM OPERATIONS:	(48,414)	(38,405)	(178,205)	(136,919)
OTHER INCOME (EXPENSE), NET:
Benefit from R&D tax credit	10,203	3,354	21,097	12,875
Interest income	1,623	2,266	8,268	4,623
Foreign exchange (losses) gains	(4,926)	1,622	(1,032)	3,686
Interest expense	(1,132)	(1,124)	(4,479)	(2,204)
Other income	337	149	823	255
Total other income, net	6,105	6,267	24,677	19,235
Loss before income taxes	(42,309)	(32,138)	(153,528)	(117,684)
Income tax expense	(1,023)	(394)	(1,594)	(780)
Net loss	(43,332)	(32,532)	(155,122)	(118,464)

Net loss per share attributable to ordinary shareholders—basic and diluted	$(0.63)	$(0.53)	$(2.30)	$(2.32)
Weighted average ordinary shares outstanding—basic and diluted	68,466,005	61,961,674	67,482,902	51,028,024

Net loss	(43,332)	(32,532)	(155,122)	(118,464)
Other comprehensive income (loss):
Foreign exchange translation adjustment	348	540	732	(59)
Comprehensive loss	(42,984)	(31,992)	(154,390)	(118,523)